UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2006
AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (818) 500-0225
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 5, 2006, American Reprographics Company announced the pricing of a secondary public offering of 6,087,000 shares of common stock in an underwritten public offering at a price of $34.50 per share. The underwriters have the option to purchase up to an additional 913,000 shares of common stock from certain shareholders to cover over-allotments, if any. All of the shares being sold are from existing shareholders of American Reprographics Company, and as a result, the Company will not receive any of the proceeds from the offering. A copy of the press release relating to the offering is attached hereto as Exhibit 99.1.
In connection with the Company’s Registration Statement on Form S-3 (File No. 333-132530), the Company is filing the underwriting agreement, opinion of counsel relating to the validity of the shares being offered and the related consent as listed in Item 9.01 below, and such underwriting agreement, opinion and consent are incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits
(c)      Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 5, 2006, by and among the Company, certain selling stockholders of the Company, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Robert W. Baird & Co. Incorporated, CIBC World Markets Corp., Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C. as representatives of the several underwriters listed therein.

5.1	Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP.

23.1	Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP (included in Exhibit 5.1).

99.1	Company’s press release dated April 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2006	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 5, 2006, by and among the Company, certain selling stockholders of the Company, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Robert W. Baird & Co. Incorporated, CIBC World Markets Corp., Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C. as representatives of the several underwriters listed therein.

5.1	Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP.

23.1	Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP (included in Exhibit 5.1).

99.1	Company’s press release dated April 5, 2006.